Exhibit 10.14

350	TERM SHEET

350 Group, LLC 350 Fifth Avenue South Suite 203 Naples FL 34102 Office 239-282-8300 Fax 239 262 2212	DATAMEG CORPORATION (NORTH ELECTRIC COMPANY, INC.)
Thursday, March 31, 2005

Goals & Objectives

To serve as advisor to the CEO/President of DataMeg Corporation and its affiliate entity, North Electric Company, Inc. (“North Electric” and together, “Datameg/NECI”), and apply 350 Group’s resources including global professional network, operational expertise, and corporate finance solutions to develop North Electric and respectively, DataMeg, as a viable and profitable provider of products and services to the IP telephony industry (including voice, data and video media).

350 Group	1.	Strategic Advisor
Duties		•	Serve as advisor to the proposed “Office of the CEO” as mentioned in Exhibit A;
		•	Advise on development of the Datameg/NECI Strategic Business Plan;
		•	Implement specific strategic initiatives as directed by Datameg/NECI CEO and Board; and
		•	Generally, provide management guidance in pursuit of monthly business progress following the points of outlined in Exhibit A, attached.

2.	Investment Banking
	•	Develop and implement the Datameg/NECI fundraising strategy;
•

Provide introductions to suitable contacts through its relationship with high net worth private investors, institutional investors and investment banks, and manage, in collaboration with DataMeg Chairman and CEO, the investor interface between the company and the investment community; and

	•	Develop as a sales tool, instruments for equipment lease financing with the objective to facilitate more rapid market adoption of North Electric products and services.

3.	Operations Support
	•	Create sales, marketing, distribution and contract manufacturing relationships to enable routine production and delivery of products and services; and
	•	Oversee implementation of appropriate business systems and reporting tools to facilitate the routine, timely reporting required of DataMeg/NECI entities.

DataMeg / North	1.	Obtain Board of Directors approval for 350 Group Engagement;
Electric Duties	2.	Grant access to the appropriate individuals in a timely fashion;
	3.	Provide Business Strategy Content by submitting business documents, plans, ideas, marketing materials, financial reports to 350 Group and other content elements in a timely manner;
	4.	Provide monthly management reports to 350 Group (including sales and financial reports) and hold no less frequently than monthly status meetings; and
	5.	Alert 350 Group to all inquires about partnerships, investment or licensing.

Engagement Term

Thirty six (36) months automatically renewing in twelve (12) month installments. Exclusive representation agreement to handle business transactions related to the financing and capital structure of DataMeg/NECI (Stock Sales, Fundraising, Bridge and Mezzanine Loans, Joint Ventures, Partnerships, Asset Sales and the like). Success Fee protection for all contacts within 12 months after termination and 24 months for 350 Group contacts made prior to termination.

Cancellation	Thirty (30) days cancellation notice for either party, after first 120 days.

Primary Staffing	Tim Cartwright, Managing Director
Craig Lyon, Managing Director
Reznor Orr, Managing Director

Success Fees	1.

Upon signature of Term Sheet, Twenty Five percent (25%) of DataMeg common stock issued at par value into performance pool; 350 Group to earn stock over time utilizing a vesting schedule and only upon DataMeg /NECI achieving the specific performance milestones set forth in Exhibit B;

	2.	During the term of the engagement; 350 Group will receive a Success Fee in the amount 5% payable upon the company’s receipt of investor funds raised and received by the Company.

Business Terms	Includes standard indemnification and mutual confidentiality clauses.

Expenses	Out-of-pocket expenses for travel and related business expenses will be invoiced on a monthly basis and must be paid in 30 days. All reimbursable travel will be subject to DataMeg/NECI pre-approval.

Expiration Notice	The offer represented in this term sheet expires in 15 days. Within 20 days of signature of this Term Sheet, an Engagement Letter detailing the terms herein will be submitted to DataMeg/NECI.

/s/ Andrew Benson	4-1-05	/s/ Timothy J Cartwright		Director
Andrew Benson	Date	Tim Cartwright	Date	4-1-05
Chairman		Managing Director
DataMeg Corporation		350 Group, LLC